NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
Net Income of $162 Million; Return on Equity of 12.0%

Greenwich, CT, October 23, 2018 -- W. R. Berkley Corporation (NYSE: WRB)
today reported net income for the third quarter of 2018 of $162 million, or $1.26 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2018	2017	2018	2017

Gross premiums written	$1,927,785	$1,874,158	$5,855,280	$5,697,517
Net premiums written	1,624,214	1,571,183	4,913,656	4,782,272

Net income to common stockholders	161,920	162,054	508,392	394,505
Net income per diluted share	1.26	1.26	3.96	3.05

Return on equity (1)	12.0%	12.8%	12.5%	10.4%

(1)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Third quarter highlights included:

•
Annualized pre-tax return on equity of 15.3%. (Excluding the accounting change for equity securities that became effective January 1, 2018, the annualized pre-tax return on equity would have been 25.0%.)

•	Insurance net premiums written increased 5.1%.

•	Investment income increased 30.6%.

•	The accident year combined ratio excluding catastrophes was 93.9%.

•	Total catastrophe losses were $39 million.

•	Net realized pre-tax gains and net unrealized pre-tax gains on equity securities of $15 million, net of performance-based compensatory costs(1).

•	Total capital returned to shareholders was $79 million, including $61 million of special dividends.

•	Before dividends, book value per share grew 1.3%.
The Company commented:
The third quarter of 2018 was another outstanding quarter in light of the elevated worldwide catastrophe activity. Our approach to managing volatility has been a key component of delivering superior risk-adjusted returns to shareholders for over 50 years.
Sound underwriting and investment results, combined with strong investment fund income, drove a 12% annualized return on equity.  At the same time, we grew book value adjusted for dividends and share repurchases by 3.9% year to date, despite the mark-to-market impact of rising interest rates on our balance sheet. We became concerned with inflation some time ago and made a strategic decision to shorten the duration of our bond portfolio, without compromising asset quality.
Net premiums written in the Insurance segment grew by 5%, while we continued to actively reduce our volume in the Reinsurance segment due to competitive market conditions. Underwriting results included $39 million of estimated catastrophe losses from Hurricane Florence, Typhoon Jebi and a number of other smaller Property Claims Services (PCS) defined catastrophe events. Our expense ratio has begun to decline modestly, and we anticipate further gradual improvement over the next twelve to eighteen months as new ventures gain scale and other initiatives take hold.
Net investment income grew nearly 31% over the prior year due primarily to very strong results in our investment funds, as well as an increase in the yield on fixed-income securities and a higher base of invested assets. In addition, we realized gains on sales of investments of $154 million, before consideration of the change in accounting for unrealized gains on equity securities.
In today’s environment, inflation is an ever-increasing reality that we have anticipated and continue to consider in both our investment portfolio and our insurance operations. We remain focused on creating value for our shareholders over the long-term and are confident that we will be able to deliver strong risk-adjusted returns throughout the remainder of this year and in 2019.

(1) Net realized pre-tax gains and net unrealized pre-tax gains on equity securities before performance-based compensatory costs were $22 million.

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Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on October 23, 2018, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at http://www.wrberkley.com/investor-relations/events-and-presentations.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2018 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2018 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2018	2017	2018	2017
Revenues:
Net premiums written	$1,624,214	$1,571,183	$4,913,656	$4,782,272
Change in unearned premiums	(20,729)	10,317	(161,709)	(62,028)
Net premiums earned	1,603,485	1,581,500	4,751,947	4,720,244
Net investment income	186,124	142,479	514,419	426,601
Net realized and unrealized gains on investments (1)	22,334	183,959	140,429	276,760
Revenues from non-insurance businesses	95,168	89,786	242,037	225,033
Insurance service fees	30,782	33,612	91,175	100,475
Other income	9	6	59	695
Total revenues	1,937,902	2,031,342	5,740,066	5,749,808
Expenses:
Losses and loss expenses	1,017,720	1,081,174	2,954,575	3,025,475
Other operating costs and expenses	577,648	600,822	1,781,230	1,821,155
Expenses from non-insurance businesses	93,463	86,412	238,198	221,389
Interest expense	39,848	36,821	116,608	110,419
Total expenses	1,728,679	1,805,229	5,090,611	5,178,438
Income before income taxes	209,223	226,113	649,455	571,370
Income tax expense	(44,780)	(63,295)	(136,661)	(174,305)
Net income before noncontrolling interests	164,443	162,818	512,794	397,065
Noncontrolling interests	(2,523)	(764)	(4,402)	(2,560)
Net income to common stockholders	$161,920	$162,054	$508,392	$394,505

Net income per share:
Basic	$1.28	$1.29	$4.02	$3.17
Diluted	$1.26	$1.26	$3.96	$3.05

Average shares outstanding (2):
Basic	126,827	125,818	126,575	124,363
Diluted	128,561	128,944	128,404	129,289

(1) Includes net realized gains on investment sales of $154 million reduced by a change in unrealized gains on equity securities of $132 million in the third quarter of 2018. For the nine months ended September 30, 2018, includes net realized gains on investment sales of $420 million reduced by a change in unrealized gains on equity securities of $280 million. The inclusion of change in unrealized gains on equity securities within net income commenced January 1, 2018 due to our adoption of ASU 2016-01.

(2) Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Third Quarter		Nine Months
	2018	2017	2018	2017
Insurance:
Gross premiums written	$1,794,104	$1,718,552	$5,453,303	$5,233,692
Net premiums written	1,504,792	1,432,334	4,561,370	4,364,638
Premiums earned	1,488,658	1,433,729	4,377,003	4,262,485
Pre-tax income	226,856	171,478	653,936	557,605
Loss ratio	63.0%	63.2%	61.8%	61.7%
Expense ratio	31.9%	32.4%	32.5%	32.8%
GAAP combined ratio	94.9%	95.6%	94.3%	94.5%

Reinsurance:
Gross premiums written	$133,681	$155,606	$401,977	$463,825
Net premiums written	119,422	138,849	352,286	417,634
Premiums earned	114,827	147,771	374,944	457,759
Pre-tax income	14,792	(57,644)	50,687	(38,279)
Loss ratio	69.3%	118.7%	67.1%	86.1%
Expense ratio	38.6%	34.9%	38.2%	37.1%
GAAP combined ratio	107.9%	153.6%	105.3%	123.2%

Corporate and Eliminations:
Net realized and unrealized gains on investments	$22,334	$183,959	$140,429	$276,760
Interest expense	(39,848)	(36,821)	(116,608)	(110,419)
Other revenues and expenses	(14,911)	(34,859)	(78,989)	(114,297)
Pre-tax (loss) income	(32,425)	112,279	(55,168)	52,044

Consolidated:
Gross premiums written	$1,927,785	$1,874,158	$5,855,280	$5,697,517
Net premiums written	1,624,214	1,571,183	4,913,656	4,782,272
Premiums earned	1,603,485	1,581,500	4,751,947	4,720,244
Pre-tax income	209,223	226,113	649,455	571,370
Loss ratio	63.5%	68.4%	62.2%	64.1%
Expense ratio	32.4%	32.6%	33.0%	33.2%
GAAP combined ratio	95.9%	101.0%	95.2%	97.3%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2018	2017	2018	2017
Net premiums written:
Other liability	$497,990	$469,763	$1,471,145	$1,384,804
Workers' compensation	371,364	366,839	1,167,626	1,165,401
Short-tail lines (1)	305,597	280,698	909,033	847,876
Commercial automobile	189,474	174,388	589,923	552,544
Professional liability	140,367	140,646	423,643	414,013
Total Insurance	1,504,792	1,432,334	4,561,370	4,364,638
Casualty reinsurance	90,305	95,710	252,946	275,637
Property reinsurance	29,117	43,139	99,340	141,997
Total Reinsurance	119,422	138,849	352,286	417,634
Total	$1,624,214	$1,571,183	$4,913,656	$4,782,272

Losses from catastrophes:
Insurance	$29,352	$47,002	$49,412	$93,846
Reinsurance	9,650	72,105	10,534	72,727
Total	$39,002	$119,107	$59,946	$166,573

Net investment income:
Core portfolio (2)	$137,487	$122,861	$399,188	$359,622
Investment funds	41,005	15,200	94,075	50,744
Arbitrage trading account	7,632	4,418	21,156	16,235
Total	$186,124	$142,479	$514,419	$426,601

Net realized and unrealized gains on investments:
Net realized gains on investment sales	$153,847	$183,959	$420,799	$276,760
Change in unrealized gains on equity securities (3)	(131,513)	—	(280,370)	—
Total	$22,334	$183,959	$140,429	$276,760

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$519,380	$516,243	$1,566,473	$1,567,359
Insurance service expenses	27,268	32,451	90,970	97,308
Net foreign currency (gains) losses	(17,267)	1,779	(22,033)	14,255
Other costs and expenses	48,267	50,349	145,820	142,233
Total	$577,648	$600,822	$1,781,230	$1,821,155

Cash flow from operations	$223,162	$297,000	$342,524	$521,858

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3) The inclusion of change in unrealized gains on equity securities within net income commenced January 1, 2018 due to our adoption of ASU 2016-01.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2018	December 31, 2017

Net invested assets (1)	$18,717,157	$18,508,646
Total assets	24,855,649	24,299,917
Reserves for losses and loss expenses	11,872,162	11,670,408
Senior notes and other debt	1,790,498	1,769,052
Subordinated debentures	907,304	728,218
Common stockholders’ equity (2)	5,437,848	5,411,344
Common stock outstanding (3)	122,118	121,515
Book value per share (4)	44.53	44.53
Tangible book value per share (4)	42.61	42.51

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
As of September 30, 2018, reflected in common stockholders' equity are after-tax unrealized investment losses of $92 million and unrealized currency translation losses of $383 million. As of December 31, 2017, after-tax unrealized investment gains were $375 million and unrealized currency translation losses were $307 million. The decrease in unrealized investment gains during 2018 was primarily attributable to the change in accounting treatment of equity securities and the impact on fixed maturity securities from rising interest rates.

(3)
During the nine months ended September 30, 2018, the Company repurchased 101,000 shares of its common stock for $6.8 million. During the three months ended September 30, 2018, the Company did not repurchase any shares of its common stock. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
September 30, 2018
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$487,042	2.6%
State and municipal:
Special revenue	2,497,499	13.3%
Pre-refunded	448,308	2.4%
State general obligation	424,078	2.3%
Local general obligation	419,042	2.2%
Corporate backed	296,480	1.6%
Total state and municipal	4,085,407	21.8%
Mortgage-backed securities:
Agency	900,744	4.8%
Commercial	339,931	1.8%
Residential - Prime	278,614	1.5%
Residential - Alt A	40,209	0.2%
Total mortgage-backed securities	1,559,498	8.3%
Asset-backed securities	2,549,874	13.6%
Corporate:
Industrial	2,277,978	12.2%
Financial	1,431,628	7.6%
Utilities	299,472	1.6%
Other	56,091	0.3%
Total corporate	4,065,169	21.7%
Foreign government	825,412	4.4%
Total fixed maturity securities (1)	13,572,402	72.4%
Equity securities available for sale:
Common stocks	166,938	0.9%
Preferred stocks	158,316	0.9%
Total equity securities available for sale	325,254	1.8%
Real estate	1,917,250	10.2%
Investment funds (2)	1,250,413	6.7%
Cash and cash equivalents (3)	876,927	4.7%
Arbitrage trading account	678,321	3.6%
Loans receivable	96,590	0.6%
Net invested assets	$18,717,157	100.0%

(1)	Total fixed maturity securities had an average rating of AA - and an average duration of 2.9 years, including cash and cash equivalents.

(2)	Investment funds are net of related liabilities of $1.3 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.